UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2014

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 0-14938

Delaware	54-1272589
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 North Hamilton Street High Point, North Carolina 27260	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On April 29, 2014, the Audit Committee of the Board of Directors of Stanley Furniture Company, Inc. (the “Company”) approved the engagement of BDO USA, LLP (“BDO) as the Company’s principal independent registered public accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2014,.  As a result, on April 29, 2014, the Company dismissed PricewaterhouseCoopers LLP (“ PwC”), as the Company’s principal independent registered public accountants effective upon completion of  PricewaterhouseCoopers LLP (“PwC”) review of the Company’s first quarter financial statements and the Company filing its Form 10-Q for the quarterly period ending March 29, 2014 which was filed on April 30, 2014.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through April 29, 2014, the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During the Company’s fiscal years ended December 31, 2013 and 2012, and through April 29, 2014, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred, except for the material weakness in the Company’s internal controls over financial reporting as described below.

The material weakness in internal control over financial reporting as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2013 was identified as we did not design and maintain effective controls over access of key accounting personnel to initiate, modify and record transactions and standing data in our financial systems that impact key accounts and disclosures.  Specifically, some key accounting personnel had this access, including the ability to both prepare and post manual journal entries without an independent review by someone without this access.  This material weakness was subsequently remediated as of March 29, 2014.  The Audit Committee has discussed these matters with PwC, and the Company has authorized PwC to respond fully to any inquiries by BDO concerning the subject matter of such reportable event.

The Company has requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter from PwC, dated May 5, 2014, is filed as Exhibit 16.1 to this Form 8-K.

The Company engaged BDO as its new independent registered public accounting firm as of May 1, 2014.  During the fiscal years ended December 31, 2013 and December 31, 2012, and the interim period through May 1, 2014, the Company did not consult with BDO regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

 Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

16.1

Letter from PwC to the Securities and Exchange Commission dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

   STANLEY FURNITURE COMPANY, INC.

Date:  May 5, 2014

By:  /s/Micah S. Goldstein_____

Micah S. Goldstein

Chief Financial Officer